UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14AINFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant □

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under §240.14a-12

X1 Capital Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statemen Other Than the Registrant)

☑No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules l 4a-6(i)(l) and 0-11

X1 Capital Inc.

6637 S Winding Brook Dr.

Fairhope, AL 36532

713.614.7755

July 30, 2025

Dear Shareholder,

You are cordially invited to attend a special meeting of the shareholders (the “Special Meeting”) of X1 Capital Inc. (the “Company”) to be held virtually on July 31, 2025. Only shareholders of record at the close of June 30, 2025, are entitled to the notice of, and to vote at, the Special Meeting, including any postponement or adjournment thereof. This meeting will also serve as the Annual Meeting.

The Notice of the Special Meeting and the proxy statement accompanying this letter provide a summary of the business to be addressed. At the meeting, you will be asked to approve:

•The Investment Management Agreement with Growth Lending GP LLC and the Company.

•Approve the Company to start directly paying for expenses.

•Approve converting the fiscal year to match the calendar year and doing a partial year 10K ending June 30, 2025.

Additionally, Shareholders may review and vote on the Directors of the Board of Directors at the meeting and make changes. As there is only one shareholder for the Company, this approach will not disadvantage any Shareholder.

Sincerely;

/s/ James Hickey

CEO, X1 Capital Inc.

X1 Capital Inc.

6637 S Winding Brook Dr.

Fairhope, AL 36532

713.614.7755

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 31, 2025

To the Shareholders of X1 Capital Inc.:

Notice is hereby given that a special meeting of the shareholders (the “Special Meeting”) of X1 Capital Inc. (the “Company”) at 10 am EST via Zoom (https://zoom.us/j/93069834550?pwd=SH0b4i9TgKBb6jix08hnrubtUs11a4.1).

This meeting will also serve as the Annual Meeting.

At the meeting, At the meeting, you will be asked to approve:

•The Investment Management Agreement with Growth Lending GP LLC and the Company.

•Approve the Company to start directly paying for expenses.

•Approve converting the fiscal year to match the calendar year and doing a partial year 10K ending June 30, 2025.

If a Shareholder wishes to submit a proposal for inclusion in the proxy statement or propose a board member not on the Company nominees, it must be submitted to the Company no later than at Special Meeting.

Shareholders may review and vote on the Directors of the Board of Directors at the meeting and make changes. As there is only one shareholder for the Company, this approach will not disadvantage any Shareholder.

Sincerely,

/s/ James Hickey

CEO, X1 Capital Inc.

July 30, 2025

X1 Capital Inc.

6637 S Winding Brook Dr.

Fairhope, AL 36532

713.614.7755

PROXY STATEMENT FOR THE SPECIAL MEETING OF THE SHAREHOLDERS

TO BE HELD ON MARCH 10TH AT 10AM EST

Proposal 1: Approval of the Investment Management Agreement between X1 Capital Inc. (the “Company”) and Growth Lending GP LLC

Please see Exhibit I for the Investment Management Agreement and Exhibit II for the Administrative Agreement.

Vote (Please mark one box)

Yes	No	Abstain*

*Abstain is treated as a No.

Proposal 2: Approval of the Company Directly Paying Expenses Going Forward

Vote (Please mark one box)

Yes	No	Abstain*

*Abstain is treated as a No.

Proposal 3: Approval of Changing the Fiscal Year to Match the Calendar Year and Having 2025 Fiscal Year End June 30, 2025

Amended Bylaws (Please see Exhibit 4)

Vote (Please mark one box)

Yes	No	Abstain*

*Abstain is treated as a No.

Review of the Board of Directors

•Accept Nominations for the Board of Directors from Shareholders

•Vote – if there is any Nomination.

Vote (Please mark one box)

Nominated Board Member	Term Expiration	Yes	No	Abstain*

*Abstain is treated as a No.

Exhibit 1: Investment Management Agreement

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement (the “Agreement”) is made this July 31, 2025, by and between X1 Capital Inc., a Maryland corporation (the “Company”), and Growth Lending GP LLC, a Georgia limited liability company (the “Adviser”). Growth Lending LLC shall serve as the administrator (“Administrator”) per the administration agreement dated February 27, 2025 (“Administration Agreement”).

WHEREAS, the Company is a closed-end management investment fund that is regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

WHEREAS, the Adviser is an investment adviser that is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1)Duties of the Adviser.

a)The Company hereby retains the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth,

i)in accordance with the investment objective, policies and restrictions that are set forth in the Company’s SEC filings; (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company’s charter and bylaws as the same shall be amended from time to time; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement,

ii)determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;

(1)identify, evaluate and negotiate the structure of the investments made by the Company;

(2)execute, close and monitor the Company’s investments;

(3)determine the securities and other assets that the Company will purchase, retain, or sell;

(4)perform due diligence on prospective portfolio companies; and

iii)provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

b)The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

c)The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

d)The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act, and the rules and regulations promulgated thereunder, with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company’s request, provided that the Adviser may retain a copy of such records.

2)Company’s Responsibilities and Expenses Payable by the Company.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company. The Company will bear all other costs and expenses of its operations, administration and transactions, including (without limitation) those relating to: organization and offering; calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisers, in monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Company’s investments; sales and purchases of the Company’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under the Administration Agreement; fees payable to third parties, including agents, consultants or other advisers, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Company’s securities on any securities exchange; federal, state and local taxes; fees and expenses of directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party (the “Independent Directors”); costs of preparing and filing reports or other documents required by the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority or other regulators; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business, including payments under the Administration Agreement between the Company and the Administrator, based upon the Company’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s chief compliance officer and chief financial officer and their respective staffs.

3)Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The cost of both the Base Management Fee and the Incentive Fee will ultimately be borne by the Company’s common stockholders. The Company shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct.

a)The Base Management Fee shall be payable at the beginning of each calendar quarter and calculated at an annual rate of 2% of the Capital Commitments as of the end of the most recently completed calendar quarter. For purposes of this Agreement, “Capital Commitments” shall mean the aggregate amount of capital include equity and debt committed to the Company by investors as of the end of the most recently completed calendar quarter. For Capital Commitment in excess $100M, the Base Management Fee shall drop to 1.5%. The Base Management Fee shall be appropriately prorated for any partial month or quarter.

b)The Incentive Fee shall consist as follows

i)The “Income Incentive Fee” shall be calculated and payable quarterly in arrears based on the Pre-Incentive Fee net investment income for the immediately preceding fiscal quarter. Payments based on Pre-Incentive Fee net investment income will be based on the Pre-Incentive Fee net investment income earned for the quarter. For this purpose, “Pre-Incentive Fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee); provided however, that Pre-Incentive Fee net investment income shall be reduced by multiplying the Pre-Incentive Fee net investment income earned for the quarter by a fraction, the numerator of which is the Company’s total assets minus average daily borrowings for the immediately preceding fiscal quarter, and the denominator of which is the Company’s total assets for the immediately preceding fiscal quarter. Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income the Company has not yet received in cash; provided, however, that the portion of the Incentive Fee attributable to deferred interest features shall be paid, only if and to the extent received in cash, and any accrual thereof shall be reversed if and to the extent such interest is reversed in connection with any write off or similar treatment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Such subsequent payments in respect of previously accrued income shall not reduce the amounts payable for any quarter pursuant to this Section 3(b)(i). Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

ii)Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 10% annualized (2.5% per quarter) (“Hurdle Rate”). The Company shall pay the Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee net investment income does not exceed the Hurdle Rate; (2) 50% of the Company’s Pre-Incentive Fee net investment income in excess of the Hurdle Rate shall be allocated to the Income Incentive Fee until the Income Incentive Fee reaches 20% of the Company’s Pre-Incentive Fee net investment income; (3) thereafter, the Income Incentive Fee shall be 20% of any additional Company’s Pre-Incentive Fee net investment income;.

iii)50% of the Income Incentive Fee shall be withheld by the Company until completion of the annual audit (“Withhold”). If the Company fails to achieve the Hurdle Rate any given quarter, the Company has the right to adjust the Withhold by offsetting the underperformance against performance in any other period – such that the Company is not overpaying for the Income Incentive Fee compared to the Hurdle Rate. However, such a claw back only applies to that specific fiscal year and only to the Withhold.

iv)The second part of the Incentive Fee (the “Capital Gains Fee”) shall be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing with the calendar year ending December 31 of the date of this Agreement, and will equal 20% of the Company’s aggregate cumulative realized capital gains net of aggregate cumulative realized losses within the calendar year. For purposes of this calculation, unrealized aggregate gains and unrealized aggregate losses shall not be included in this calculation. The Capital Gains Fee is not subject to any minimum return to stockholders. If such amount is negative, then no Capital Gains Fee will be payable for such year. In the event that this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

4)Covenants of the Adviser.

The Adviser covenants that it will remain registered as an investment adviser under the Advisers Act so long as the Company maintains its election to be regulated as a BDC under the Investment Company Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5)Limitations on the Employment of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

6)Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

7)Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its members and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

8)Effectiveness, Duration and Termination of the Agreement.

a)This Agreement shall become effective as of the first date above written. The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as set forth in this Section 8, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 7 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

b)The Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the affirmative vote of a majority of the Board, or by the affirmative vote of a majority of the outstanding voting securities of the Company, and (B) the affirmative vote of a majority of the Company’s Independent Directors, in accordance with the requirements of the Investment Company Act.

c)This Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by: (i) the affirmative vote of a majority of the outstanding voting securities of the Company, (ii) the affirmative vote of a majority of the Board, including a majority of the Independent Directors, or (iii) the Adviser.

d)This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

e)The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 7 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

9)Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

10)Amendments.

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

11)Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

12)Miscellaneous.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

13)Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date listed above.

X1 Capital Inc.

By:

/s/James Hickey

Name: James Hickey

Title: CEO

Growth Lending GP LLC

By:

/s/Ladislas Mysyrowicz

Name: Ladislas Mysyrowicz

Title: CEO